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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IFX Corporation for the registration of 39,649 shares of its common stock and to the incorporation by reference therein of our report dated September 24, 1999 with respect to the consolidated financial statements and schedule of IFX Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Miami, Florida
December 20, 1999